Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-quarter Financial Results

Solid execution drives sustained sales and earnings growth in Crane and Foodservice Segments

MANITOWOC, Wis. — October 25, 2011 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $935.4 million for the third quarter of 2011, an increase of 15.9 percent compared to sales of $807.1 million in the third quarter of 2010. The sales increase was driven by a 20.7 percent increase in Crane segment sales, coupled with a 10.2 percent increase in Foodservice segment sales.

On a GAAP basis, the company reported earnings of $23.7 million, or $0.18 per diluted share, in the third quarter versus earnings of $1.4 million, or $0.01 per diluted share, in the third quarter of 2010. Both periods included special items. A reconciliation of GAAP net earnings to net earnings before special items for the quarter and year-to-date periods is provided later in this press release.

Glen E. Tellock, Manitowoc’s chairman and chief executive officer commented, “Our solid third-quarter results reflect the sustained success we are experiencing in emerging markets, particularly those geographies where we enjoy first-mover advantage. We are also executing on our initiatives to drive increased operational efficiency and new product development, enabling us to appropriately allocate our resources to the greatest growth opportunities.”

“While persistent pressure in the broader economic landscape has tempered a growing recovery, we are well positioned for the long term as we continue to capitalize on activity driven by large infrastructure and energy projects in Cranes and momentum from new product launches in Foodservice,” Tellock continued. “Looking ahead, we have the right strategy in place to drive growth. As such, we are conscientiously managing the business to support our ongoing strategic initiatives, while also maintaining our financial position and flexibility.”

Crane Segment Results
Third-quarter 2011 net sales in the Crane segment were $529.4 million, up 20.7 percent from $438.7 million in the third quarter of 2010, driven primarily by continued growth in the Americas region and greater demand in most emerging markets.

Crane segment operating earnings for the third quarter of 2011 increased to $25.4 million from $16.1 million in the same period last year. This resulted in a Crane segment operating margin of 4.8 percent for the third quarter of 2011, up from 3.7 percent in the same period in 2010. The year-over-year increase in margin was due to leverage of the higher volume, partially offset by commodity cost and pricing pressures. Crane segment backlog totaled $775 million as of September 30, 2011. Third-quarter 2011 orders of $464 million were 35 percent higher than the third quarter of 2010 in this typically seasonally soft quarter for order activity.

“We saw continued strength in several emerging markets, including Asia, Latin America, India, and the Middle East.  North America was also a strong performer during the third quarter as energy and infrastructure projects continued to drive improved sales growth. From a product line perspective, we experienced mixed demand levels, with large rough-terrain cranes and boom trucks contributing positively to the quarter, while crawlers and tower cranes witnessed softer demand in developed markets,” Tellock explained. “Our global distribution network and ongoing focus on innovation, quality, and aftermarket support continues to set us apart from our competitors as we focus on further positioning this segment for an improving operating environment.”

Foodservice Segment Results
Third-quarter 2011 net sales in the Foodservice segment were $406.0 million, up 10.2 percent from $368.4 million in the third quarter of 2010. The year-over-year increase was driven by new product sales and continued penetration across all geographic markets.

Foodservice operating earnings for the third quarter of 2011 were $67.6 million, up 10.1 percent versus $61.4 million in the third quarter of 2010. This resulted in a Foodservice segment operating margin of 16.7 percent for the third quarter of 2011, equal to the operating margin in the prior-year period. Improved operating efficiencies were offset by commodity cost pressures.

“Third-quarter results in our Foodservice segment showed positive momentum. Success with recent product launches and improvements across geographic markets drove another year-over-year quarterly sales increase. We also continue to realize improved operational efficiency across the segment. The breadth of our offering, coupled with our ability to meet customers’ evolving needs continues to solidify our position as a premier foodservice equipment manufacturer,” Tellock added.

Cash Flow
Cash flow from operating activities in the third quarter of 2011 was $4.5 million due to cash from profitability outweighing the incremental working capital requirements to support the company’s expanding business. Cash flow used for investing activities during the quarter was $10.5 million, primarily for capital expenditures. The company expects strong cash generation in the fourth quarter consistent with historic and seasonal patterns.

2011 Guidance
Given third-quarter results, the company is updating its full-year guidance for 2011. For the full-year 2011, Manitowoc expects:

• Crane revenue —  20-25% year-over-year percentage growth
• Crane margins — mid single-digit percentage operating margins
• Foodservice revenue — high single-digit percentage growth
• Foodservice margins — flat mid-teen percentage operating margins
• Capital expenditures — approximately $70 million
• Depreciation & amortization — approximately $125 million
•  Interest expense — approximately $150 million

• Amortization of deferred financing fees — approximately $15 million
• Debt reduction — target of $150 to $200 million

Adjusted EBITDA
The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of September 30, 2011 was $338.4 million. The reconciliation of net loss attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net loss attributable to Manitowoc	$(91.8)
Loss from discontinued operations	13.4
Loss on sale of discontinued operations	33.6
Depreciation and amortization	117.7
Interest expense and amortization of deferred financing fees	169.5
Costs due to early extinguishment of debt	55.1
Restructuring charges	4.4
Income taxes	46.4
Other	(9.9)
Adjusted EBITDA	$338.4

GAAP Reconciliation
In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net earnings (loss) attributable to Manitowoc	$23.7	$1.4	$(26.0)	$(7.6)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.1	(1.9)	3.1	(2.4)
(Gain) loss on sale of discontinued operations	—	—	33.6	—
Early extinguishment of debt	—	0.7	18.1	10.9
Restructuring expense	0.6	0.9	2.5	2.1
Net earnings before special items	$24.4	$1.1	$31.3	$3.0

Diluted earnings (loss) per share	$0.18	$0.01	$(0.19)	$(0.06)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.00	(0.01)	0.02	(0.02)
(Gain) loss on sale of discontinued operations	—	—	0.25	—
Early extinguishment of debt	—	0.01	0.14	0.08
Restructuring expense	0.00	0.01	0.02	0.02
Diluted earnings per share before special items	$0.18	$0.01	$0.23	$0.02

Investor Conference Call
On October 26 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.
The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•                  the ability to capitalize on key strategic opportunities;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in the debt and capital markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2011 and 2010

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$935.4	$807.1	$2,617.4	$2,310.8
Cost of sales	711.9	606.9	1,988.9	1,738.0
Gross profit	223.5	200.2	628.5	572.8

Engineering, selling and administrative expenses	143.2	133.4	428.8	382.4
Restructuring expense	0.9	1.4	3.8	3.2
Amortization expense	9.9	9.5	29.2	28.7
Loss on disposition of operations	—	2.0	—	2.0
Other	0.3	—	0.4	—
Operating earnings (loss)	69.2	53.9	166.3	156.5
Amortization of deferred financing fees	(2.2)	(5.3)	(8.2)	(17.4)
Interest expense	(34.0)	(46.2)	(111.7)	(130.0)
Loss on debt extinguishment	—	(1.1)	(27.8)	(16.8)
Other income - net	2.0	—	3.1	(11.8)
Earnings (loss) from continuing operations before taxes on income	35.0	1.3	21.7	(19.5)
Provision (benefit) for taxes on income	13.3	2.7	15.1	(7.3)

Earnings (loss) from continuing operations	21.7	(1.4)	6.6	(12.2)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.1)	1.9	(3.1)	2.4
Loss on sale of discontinued operations, net of income taxes	—	—	(33.6)	—
Net earnings (loss)	21.6	0.5	(30.1)	(9.8)
Less net loss attributable to noncontrolling interests	(2.1)	(0.9)	(4.1)	(2.2)
Net earnings (loss) attributable to Manitowoc	$23.7	$1.4	$(26.0)	$(7.6)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$23.8	$(0.5)	$10.7	$(10.0)
Earnings (loss) from discontinued operations, net of income taxes	(0.1)	1.9	(3.1)	2.4
Loss on sale of discontinued operations, net of income taxes	—	—	(33.6)	—
Net earnings (loss) attributable to Manitowoc	$23.7	$1.4	$(26.0)	$(7.6)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.18	$(0.00)	$0.08	$(0.08)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	0.01	(0.02)	0.02
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.26)	—
BASIC EARNINGS (LOSS) PER SHARE:	$0.18	$0.01	$(0.20)	$(0.06)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.18	$(0.00)	$0.08	$(0.08)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	0.01	(0.02)	0.02
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	(0.26)	—
DILUTED EARNINGS (LOSS) PER SHARE	$0.18	$0.01	$(0.20)	$(0.06)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,510,828	130,605,417	130,464,015	130,590,248
Average Shares Outstanding - Diluted	133,036,277	132,232,254	130,464,015	130,590,248

SEGMENT SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales from continuing operations:
Cranes and related products	$529.4	$438.7	$1,477.0	$1,257.2
Foodservice equipment	406.0	368.4	1,140.4	1,053.6
Total	$935.4	$807.1	$2,617.4	$2,310.8
Operating earnings (loss) from continuing operations:
Cranes and related products	$25.4	$16.1	$67.4	$59.2
Foodservice equipment	67.6	61.4	171.0	163.2
General corporate expense	(12.7)	(10.7)	(38.7)	(32.0)
Restructuring expense	(0.9)	(1.4)	(3.8)	(3.2)
Amortization	(9.9)	(9.5)	(29.2)	(28.7)
Loss on disposition of operations	—	(2.0)	—	(2.0)
Other	(0.3)	—	(0.4)	—
Total	$69.2	$53.9	$166.3	$156.5

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Nine Months Ended September 30, 2011 and 2010

(In millions)

BALANCE SHEET

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and temporary investments	$92.8	$86.4
Restricted cash	9.2	9.4
Accounts receivable - net	329.9	255.1
Inventories - net	816.7	557.0
Deferred income taxes	124.6	131.3
Other current assets	78.4	57.7
Current assets of discontinued operation	—	63.7
Total current assets	1,451.6	1,160.6

Property, plant and equipment - net	537.2	565.8
Intangible assets - net	2,040.4	2,066.7
Other long-term assets	148.7	92.6
Long-term assets of discontinued operation	—	123.6
TOTAL ASSETS	$4,177.9	$4,009.3

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$934.5	$776.1
Short-term borrowings	102.9	61.8
Customer advances	35.6	48.9
Product warranties	85.7	86.7
Product liabilities	28.2	27.8
Current liabilities of discontinued operation	—	24.2
Total current liabilities	1,186.9	1,025.5

Long-term debt	1,997.5	1,935.6
Other non-current liabilities	519.5	551.1
Long-term liabilities of discontinued operation	—	18.6
Stockholders’ equity	474.0	478.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,177.9	$4,009.3

CASH FLOW SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net earnings (loss) attributable to Manitowoc	$23.7	$1.4	$(26.0)	$(7.6)
Non-cash adjustments	34.3	16.8	164.8	112.2
Changes in operating assets and liabilities	(53.3)	31.2	(305.0)	(52.3)
Net cash provided from (used for) operating activities of continuing operations	4.7	49.4	(166.2)	52.3
Net cash provided from (used for) operating activities of discontinued operations	(0.2)	(7.6)	(18.7)	(0.1)
Net cash provided from (used for) operating activities	4.5	41.8	(184.9)	52.2
Business acquisitions, net of cash acquired	—	—	—	(4.8)
Capital expenditures	(13.7)	(7.8)	(32.3)	(22.2)
Restricted cash	0.3	(0.3)	0.2	(3.3)
Proceeds from sale of business	—	3.8	143.6	3.8
Proceeds from sale of fixed assets	2.9	1.6	5.8	13.4
Net cash provided from (used for) investing activities of discontinued operations	—	(0.8)	—	(2.7)
Proceeds from swap monetization	21.5	—	21.5	—
Proceeds from (payments on) borrowings - net	2.7	(41.3)	72.2	(14.1)
Proceeds from (payments on) receivable financing - net	(6.0)	(0.2)	(7.4)	(3.4)
Proceeds from securitization financing	—	—	—	101.0
Payments on securitization financing	—	—	—	(101.0)
Stock options exercised	0.4	0.2	4.0	0.6
Debt issuance costs	(0.7)	(0.2)	(14.3)	(11.5)
Effect of exchange rate changes on cash	(2.9)	3.9	(2.0)	(0.6)
Net increase (decrease) in cash & temporary investments	$9.0	$0.7	$6.4	$7.4